AMENDMENT TO COMPENSATION
                   AND DEFERRED COMPENSATION AGREEMENT BETWEEN
                    COMCAST CORPORATION AND RALPH J. ROBERTS
                    ----------------------------------------

         This Amendment is made as of this 5th day of June, 2001, by and between COMCAST CORPORATION, a Pennsylvania corporation (the "Company") and RALPH J. ROBERTS ("Roberts").

                                    RECITALS
                                    --------

         WHEREAS, Roberts and the Company entered into an amended and restated Compensation and Deferred Compensation Agreement effective August 31, 1998 (the "Agreement"); and

         WHEREAS, Roberts and the Company amended the Agreement by Amendment Agreement dated as of August 19, 1999 (the Agreement as thus amended being referred to herein as the "Amended Agreement"); and

         WHEREAS, the Company's board of directors desires to further modify the provisions of the Amended Agreement concerning the beneficiaries of Roberts who would be entitled to receive certain benefits pursuant to the Amended Agreement in the event of Roberts' death; and

         WHEREAS, Roberts is agreeable to accepting the Company's proposed modifications to the Amended Agreement;

         NOW THEREFORE, in consideration of the foregoing and of the provisions set forth herein, the parties agree as follows:

         1.   Section 3.9 of the Amended Agreement is modified as follows:

              (a) All references to the SERP (as therein defined) shall be deemed refer to the SERP as amended and restated through the date hereof; and

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              (b) The last sentence of Section 3.9 is replaced with the
following new sentence:

              "In the event Roberts dies while a consultant for the Company: (i) Roberts' Designated Beneficiary (as defined in Section 7.2 (c)(1) of the SERP) shall be entitled to receive an annual death benefit equal to one hundred percent (100%) of the annual pension Roberts was receiving immediately prior to his death for a period equal to the greater of (A) the life of Roberts' Spouse (as defined in the SERP) or (B) five (5) years; and (ii) for purposes of Sections 7.2 and 7.4 of the SERP (relating to the payment of benefits to Roberts' Designated Beneficiary), Roberts' death shall be treated as having occurred before the commencement of his Normal Retirement Pension (as defined in the SERP) while employed by the Company."

         2. Paragraph (a) of Section 3.11 of the Amended Agreement is replaced with the following new paragraph (a):

                            "(a) Death Benefit. In addition to the other
              payments provided or referred to herein, in the event of Roberts' death during the term of this Agreement or thereafter the Company shall pay a supplemental death benefit (the "Death Benefit") as calculated herein to Roberts' beneficiary within six (6) months following Roberts' date of death. As used in this Section 3.11, "Roberts' beneficiary" shall be such one or more individuals, trusts or other entities (including but not limited to organizations which are described in Section 501(c)(3) of the

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

              Internal Revenue Code of 1986, as amended) as Roberts shall designate in a writing delivered to the Company prior to his death for that purpose and, if Roberts designates more than one beneficiary, then the Death Benefit shall be paid among them in such manner as Roberts specifies or, in the absence of such specification, then in equal parts; however, to the extent Roberts fails to so designate a beneficiary of the Death Benefit who survives him, then the Death Benefit shall be paid to Roberts' personal representatives. Any beneficiary designation may be amended or revoked at any time prior to Roberts' death by filing a new beneficiary designation with the Company."

         3. Paragraph (b) of Section 3.11 of the Amended Agreement is modified by replacing the phrase "Roberts' personal representatives" wherever it appears with the phrase "Roberts' beneficiary".

         4. Paragraph (g) of Section 3.11 of the Amended Agreement is modified by adding the following sentence at the end thereof:

              "The Company shall furnish to Roberts' beneficiary copies of all written reports and information provided to Roberts' personal representatives pursuant to this paragraph (g) following Roberts' death."

         5. Section 5.1 of the Amended Agreement is replaced with the following new Section 5.1:

                            "5.1 If during the Service Period Roberts' services
              as an executive or a consultant shall be terminated by reason of his death, the Company shall continue to pay to Roberts' beneficiary Roberts' then Base Payment, on a monthly basis for a period of five (5) years. As used in this Section 5, "Roberts'

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              beneficiary" shall be such one or more individuals, trusts or other entities (including but not limited to organizations which are described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended) as Roberts shall designate in a writing delivered to the Company prior to his death for that purpose and, if Roberts designates more than one beneficiary, then the said Base Payment shall be paid among them in such manner as Roberts specifies or, in the absence of such specification, then in equal parts; however, to the extent Roberts fails to so designate a beneficiary who survives him, then the said Base Payment shall be paid to Roberts' personal representatives. Any beneficiary designation may be amended or revoked at any time prior to Roberts' death by filing a new beneficiary designation with the Company. This death benefit shall be in addition to (x) the Company's obligation to provide to Roberts' spouse during her lifetime all health plan benefits which are available from time to time to the Company's highest paid employee, and (y) any other payments Roberts' spouse, beneficiaries or estate may be entitled to receive pursuant to this Agreement (including, but not limited to, Roberts' Cash Bonus with respect to any period then ended which would have accrued to him on the basis of the Company's performance but which has not yet been paid (the "Accrued Cash Bonus") and the Death Benefit provided in Section 3.11), as well as under any Deferred Compensation Arrangements, Split-Dollar Arrangements or any other pension or employee benefit plans (collectively these arrangements and plans shall be referred to herein as the "Benefit Plans"). In the event of Roberts' death the

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              Accrued Cash Bonus shall be paid to Roberts' beneficiary
              determined pursuant to this Section 5.1."

         6. The third sentence of Section 5.2 of the Amended Agreement, which begins in line 9 of that Section, is replaced with the following new sentence:

              "In the event Roberts dies before the end of the five (5) year payment period: (i) Roberts' beneficiary shall be entitled to receive the remaining payments for the period as a death benefit; and (ii) all benefits described in the second-to-last sentence of
              Section 5.1 shall be paid as if Roberts' services had been terminated by reason of his death."

         7. Section 5.4 (ii) of the Amended Agreement is modified by replacing clause (x) thereof with the following new clause (x):

              "(x) should Roberts die before the end of the Service Period, Roberts' beneficiary shall be entitled to the death benefit provided in Section 5.1 hereof, and all benefits described in the second-to-last sentence of Section 5.1 shall be paid as if Roberts' services had been terminated by reason of his death;".

         8. Notwithstanding any other provision of the Amended Agreement (as herein amended) to the contrary, unless Roberts affirmatively has elected, in writing, filed with the Company, to waive the application of this provision:

              (a) The Company shall withhold and defer payment until the "Death Tax Clearance Date" (as hereinafter defined) of any benefit otherwise payable as a result of Roberts' death (i) to Roberts' beneficiary under Section 3.11, (ii) to Roberts' beneficiary under Section 5, or (iii) to Roberts' Designated Beneficiary under the SERP (as modified by Section 3.9) (all such death benefits

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

being referred to herein collectively as the "Benefits" and individually as a "Benefit").

              (b) The Company shall pay to Roberts' personal representatives from any one or more of the Benefits of a beneficiary such amount as Roberts' personal representatives shall certify to the Company as being necessary to pay the Death Taxes apportioned against all Benefits of such beneficiary.

              (c) To the extent any payment made pursuant to paragraph (b) above causes the recognition of income to a beneficiary, the Company shall pay to the beneficiary from any one or more Benefits of such beneficiary, within thirty
(30) days of such beneficiary's request, the amount necessary to enable such beneficiary to pay the beneficiary's income tax liability resulting from such recognition of income; additionally, the Company shall pay to such beneficiary from any one or more Benefits of such beneficiary, within thirty (30) days of such beneficiary's request, such additional amounts as are required to enable such beneficiary to pay the beneficiary's income tax liability attributable to such beneficiary's recognition of income resulting from a distribution pursuant to this paragraph (c).

              (d) All payments made pursuant to paragraphs (b) and (c) above shall be charged against the earliest distribution of the Benefit to which the beneficiary otherwise would be entitled. Within a reasonable time after the Death Tax Clearance Date, the Company shall pay to each beneficiary the balance of each Benefit of such beneficiary in accordance with the terms and conditions which govern such Benefit.

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              (e) The Company may, in its discretion, accelerate the time of payment of any part or all of any one or more Benefits of a beneficiary if necessary to enable the Company to make the payments which are described in paragraphs (b) and (c) above.

              (f) As used herein, "Death Taxes" shall mean any and all estate, inheritance, generation-skipping transfer, and other death taxes as well as any interest and penalties thereon imposed by any governmental entity with respect to the Benefits as a result of Roberts' death.

              (g) As used herein, "Death Tax Clearance Date" shall mean the date upon which Roberts' personal representatives certify to the Company that (i) Roberts' Death Taxes have been finally determined, (ii) all of Roberts' Death Taxes apportioned against all Benefits of a beneficiary as a result of Roberts' death have been paid in full, and (iii) all potential liability for Death Taxes with respect to all Benefits of a beneficiary as a result of Roberts' death has been satisfied.

         9. Except as amended hereby, the Amended Agreement remains in full force and effect.

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         IN WITNESS WHEREOF, the parties have executed this Amendment on the dates set forth below.


Attest:                            COMCAST CORPORATION


/s/ Arthur Block                   By: /s/ Stanley Wang     June 5, 2001
--------------------------             -----------------
Assistant Secretary                Title: Executive Vice President



Witness:



/s/ Joan M. French                 /s/ Ralph J. Roberts     June 5, 2001
--------------------------         --------------------
                                   Ralph J. Roberts


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